SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

    Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

         Date of Report (Date of Earliest event reported) July 24, 1996

                                  REALCO, INC.
             (Exact name of registrant as specified in its charter)

         New Mexico                0-27552                    85-0316176
(State of other jurisdictions    (Commission                 (IRS Employer
     Of incorporation)           File Number)              Identification No.)

1650 University Blvd., N.M., Suite 100, Albuquerque, New Mexico    87102
           (Address of principal executive office)               (Zip Code)

         Registrant's telephone number including area code 505-242-4561


Item 2.  Acquisition of Disposition of Assets.

(a) On July 24, 1996, the Registrant signed an agreement to acquire all of the outstanding and issued common shares of Amity, Inc., an Albuquerque, New Mexico general contractor specializing in light commercial and residential remodel construction.

          (i) The assets of the acquired business consists primarily of cash; accounts receivable; vehicles and miscellaneous tools.

          (ii) The registrant has agreed to exchange series "D" convertible preferred stock, $10.00 per share liquidation value bearing 3% cumulative dividend, in exchange for 200 common shares of the acquired business, such shares representing the sole stock issued and outstanding of Amity, Inc. The number of preferred shares and value of such shares, shall be issued upon the completion of the Amity, Inc. Financial audit of its fiscal years ended June 30, 1995 and June 30, 1996. Upon completion of the audits, estimated to be completed by September 15, 1996, the Registrant will issue to the seller, preferred shares as described above in the amount equal to the audited net worth of Amity, Inc., plus $100,000 to be combined with the audited net worth, which sum will represent the fair market value of the assets acquired.

          (iii) The sole stockholder of Amity, Inc. Is Vincent J. DiGregory. DiGregory is not related to or affiliated with any director, officer or associate of the Registrant. DiGregory has signed a three year employment agreement with Amity, Inc. In addition, DiGregory will receive an annual bonus of 20% in excess of $200,000 annual pre-tax earnings of Amity, Inc. At the anniversary of each of the three years of employment by DiGregory, DiGregory will Receive 16,666. Unregistered warrants to purchase stock of the Registrant, terms and conditions of the issued warrants will be similar to those warrants currently issued and outstanding, which warrants were offered on February 2, 1996 as part of an Initial Public Offering of the Registrant.

          (iv) The securities to be issued in consideration of the transaction shall be authorized from the Registrants authorized and unissued preferred stock. Such issued shares to be issued shall be restricted as to sale and disposition.

(b) Equipment consisting of tools, vehicles and office equipment will continue to be employed for the purpose described in (a)(i) above.

Item 7. Financial Statements and Exhibits.

(a) Audited Financial Statements for the business which was acquired are not readily available. As noted above, the Registrant has undertaken to retain the Registrants independent auditors to examine and provide an audit of the acquired business for the benefit of the benefit of the Registrant, for the fiscal periods ended June 30, 1995 and 1996. The completed audit of the business acquired is expected to be completed by September 15, 1996. Upon completion of the financial Statements, the registrant will amend this 8-K as to Item 7 herein.

                                   SIGNATURES

Pursuant to the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed in its behalf by the undersigned hereunto duly authorized. Realco, Inc.


                                               James A. Arias
                                               ---------------------------------
                                               James A. Arias, President